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                                                                    EXHIBIT 23.5

                          Independent Auditors' Consent

The Board of Directors
Sabela Media, Inc. and subsidiaries:

We consent to the incorporation by reference in the registration statement on S-4/A (Amendment No. 1) of 24/7 Media, Inc. filed on or about May 23, 2000, of our report dated March 10, 2000 relating to the consolidated balance sheets of Sabela Media, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations and comprehensive income, stockholders' equity and cash flows for the year ended December 31, 1999 and the period from June 29, 1998 (inception) to December 31, 1998, which report appears in the Current Report on Form 8-K/A of 24/7 Media, Inc. dated March 24, 2000, incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the joint proxy statement-prospectus.

                                                 /s/ KPMG LLP
                                                 KPMG LLP


Los Angeles, California
May 23, 2000